Exhibit 99.1

Champion Industries Increases Quarterly Cash Dividend by 20%

Huntington, WV - Champion Industries, Inc. (NASDAQ/CHMP), today announced that its Board of Directors has increased its regular quarterly cash dividend to six cents per share. The cash dividend will be paid on December 29, 2006 to shareholders of record on December 8, 2006. This represents the fifty-fifth (55th) consecutive quarterly dividend by Champion Industries, Inc. since its initial public offering in January, 1993.

Champion is a commercial printer, business forms manufacturer and office products and office furniture supplier in regional markets east of the Mississippi. Champion serves its customers through the following companies/divisions: Chapman Printing (West Virginia and Kentucky); Stationers, Champion Clarksburg, Capitol Business Interiors, Garrison Brewer, Carolina Cut Sheets, U.S. Tag and Champion Morgantown (West Virginia); The Merten Company (Ohio); Smith & Butterfield (Indiana and Kentucky); Champion Graphic Communications (Louisiana); Interform Solutions and Consolidated Graphic Communications (Pennsylvania, New York and New Jersey); Donihe Graphics (Tennessee) and Blue Ridge Printing (North Carolina and Tennessee).